                                                                                              EXHIBIT 12
                                          PENNZOIL-QUAKER STATE COMPANY
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the six months ended
                                                                                          June 30,
                                                                             ----------------------------------
                                                                                 1999                  1998
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income (loss) from continuing operations
     before income from equity investees                                     $    (10,218)        $     (7,423)
Distribution of income from equity investees                                       10,168               14,069
Amortization of capitalized interest                                                  982                  884
Income tax provision                                                               10,509                6,829
Interest charges                                                                   54,218               44,406
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $     65,659         $     58,765
                                                                             =============        =============

Fixed charges                                                                $     54,218         $     44,661
                                                                             =============        =============

Amount by which fixed charges exceeds earnings
                                                                             =============        =============
Ratio of earnings to fixed charges                                                   1.21                 1.32
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the six months ended
                                                                                          June 30,
                                                                             ----------------------------------
                                                                                 1999                 1998
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     38,822         $     34,412
Add: portion of rental expense representative of interest factor <F1>              15,396               10,249
                                                                             -------------        -------------
  Total fixed charges                                                        $     54,218         $     44,661

Less: interest capitalized per Consolidated Statement of Income                      -                     255
                                                                             -------------        -------------
  Total interest charges                                                     $     54,218         $     44,406
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.